Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS SECOND QUARTER RESULTS

Richmond, Va., July 19, 2017 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $18.0 million and earnings per share of $0.41 for its second quarter ended June 30, 2017. Excluding after-tax acquisition and conversion costs of $2.4 million, net operating earnings(1) were $20.3 million and operating earnings per share(1) were $0.46 for the second quarter of 2017. The Company's net operating earnings and operating earnings per share for the second quarter of 2017 represent an increase of $1.2 million, or 6.2%, over net income and an increase of $0.02, or 4.5%, over earnings per share, in each case compared to the first quarter of 2017. For the six months ended June 30, 2017, net income was $37.1 million and earnings per share were $0.85. Net operating earnings(1) were $39.4 million and operating earnings per share(1) were $0.90 for the six months ended June 30, 2017. The Company's net operating earnings and operating earnings per share for the six months ended June 30, 2017 represent an increase of 8.7% and 9.8%, respectively, compared to the net income and earnings per share for the six months ended June 30, 2016.

“Union continued to generate sustainable, profitable growth for our shareholders in the second quarter,” said John C. Asbury, president and chief executive officer of Union Bankshares Corporation. “Loans grew by 13% and deposits grew by 9% on an annualized basis while profitability metrics on an operating basis continued to improve.  Also during the quarter, we announced the signing of a definitive merger agreement to acquire Xenith Bankshares, Inc., creating the preeminent community banking franchise in Virginia and also gaining retail entry points into North Carolina and Maryland.  This is exciting news for Union as the strategic combination with Xenith will provide Union with the growth, scale and synergies to continue to deliver a best-in-class customer experience, offer superior financial services and solutions to our clients and provide a rewarding experience for our teammates while also generating top-tier financial performance for our shareholders.  We have already started the integration planning work with Xenith and expect to close the transaction on or around January 1, 2018, subject to customary closing conditions, including regulatory and shareholder approvals.”

Select highlights for the second quarter of 2017 include:

•	Entry into a definitive merger agreement to acquire Xenith Bankshares, Inc. (“Xenith”), which was announced on May 22, 2017 (the “Pending Merger”).

•
Net income for the community bank segment was $17.4 million, or $0.40 per share, for the second quarter of 2017, compared to $19.1 million, or $0.44 per share, for the first quarter of 2017. Net operating earnings(1) for the community bank segment were $19.8 million, or $0.45 per share, for the second quarter of 2017. Net income for the community bank segment was $36.5 million, or $0.84 per share, for the six months ended June 30, 2017, compared to $35.7 million, or $0.81 per share, for the six months ended June 30, 2016. Net operating earnings(1) for the community bank segment were $38.9 million, or $0.89 per share, for the six months ended June 30, 2017.

•
The mortgage segment reported net income of $551,000, or $0.01 per share, for the second quarter of 2017, compared to $4,000 in the first quarter of 2017. The mortgage segment reported net income of $555,000, or $0.01 per share, for the six months ended June 30, 2017 compared to $593,000, or $0.01 per share, for the six months ended June 30, 2016.

•
Return on Average Assets (“ROA”) was 0.82% and operating ROA(1) was 0.93% for the quarter ended June 30, 2017 compared to ROA of 0.92% for the quarter ended March 31, 2017 and 0.98% for the quarter ended June 30, of 2016.

•
Return on Average Equity (“ROE”) was 7.02% and operating ROE(1) was 7.94% for the quarter ended June 30, 2017 compared to ROE of 7.68% for the quarter ended March 31, 2017 and 7.88% for the quarter ended June 30,

2016. Return on Average Tangible Common Equity (“ROTCE”) was 10.15% and operating ROTCE(1) was 11.48% for the quarter ended June 30, 2017 compared to ROTCE of 11.20% for the prior quarter and 11.60% for the second quarter of 2016.

•
The efficiency ratio (FTE) was 66.8% and the operating efficiency ratio (FTE)(1) was 63.8% for the quarter ended June 30, 2017 compared to the efficiency ratio (FTE) of 65.3% for the prior quarter and 64.1% for the second quarter of 2016.

•
Loans held for investment grew $217.4 million, or 13.3% (annualized), from March 31, 2017 and increased $830.4 million, or 14.0%, from June 30, 2016. Average loans held for investment increased $244.1 million, or 15.3% (annualized), from the prior quarter and increased $765.0 million, or 13.0%, from the same quarter in the prior year.

•
Period-end deposits increased $150.2 million, or 9.1% (annualized), from March 31, 2017 and grew $668.6 million, or 11.0%, from June 30, 2016. Average deposits increased $230.5 million, or 14.4% (annualized), from the prior quarter and increased $612.2 million, or 10.2%, from the same quarter in the prior year.

(1) For a reconciliation of the non-GAAP operating measures that exclude acquisition and conversion costs unrelated to the Company’s normal operations, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

NET INTEREST INCOME

For the second quarter of 2017, net interest income was $69.0 million, an increase of $2.4 million from the first quarter of 2017. Tax-equivalent net interest income was $71.6 million, an increase of $2.5 million from the first quarter of 2017. The increases in both net interest income and tax-equivalent net interest income were driven by higher earning asset balances. The second quarter net interest margin decreased 3 basis points to 3.49% from 3.52% in the previous quarter, while the tax-equivalent net interest margin decreased 4 basis points to 3.62% from 3.66% during the same periods. Core tax-equivalent net interest margin (which excludes the 8 basis point impact of acquisition accounting accretion in both the current and prior quarters) also decreased by 4 basis points to 3.54% from 3.58% in the previous quarter. The decrease in the core tax-equivalent net interest margin was principally due to the 8 basis point increase in core tax-equivalent cost of funds offset by the 4 basis point increase in the core tax-equivalent yield on earning assets.

The Company’s tax-equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the second quarter of 2017, net accretion related to acquisition accounting increased $124,000, or 8.3%, from the prior quarter to $1.6 million for the quarter ended June 30, 2017. The first and second quarters of 2017 as well as the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Borrowings Accretion (Amortization)	Total
For the quarter ended March 31, 2017	$1,445	$48	$1,493
For the quarter ended June 30, 2017	1,570	47	1,617
For the remaining six months of 2017 (estimated) (1)	2,886	75	2,961
For the years ending (estimated) (1):
2018	4,911	(143)	4,768
2019	3,518	(286)	3,232
2020	2,678	(301)	2,377
2021	2,112	(316)	1,796
2022	1,766	(332)	1,434
Thereafter	6,653	(4,974)	1,679
(1) Estimated accretion only includes accretion for previously executed acquisitions. The effects of the Pending Merger are not included in the information above.

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the second quarter of 2017, the Company experienced declines in past due loans as a percentage of total loans from the prior quarter and the second quarter of 2016. Nonaccrual loan levels increased in the second quarter of 2017, primarily related to two credit relationships. Net charge-offs increased from the first quarter of 2017, while year-to-date charge-off levels were down from the prior year. The loan loss provision increased from the prior quarter due to loan growth and increased specific reserves related to increases in nonaccrual loans.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $56.2 million (net of fair value mark of $12.7 million).

Nonperforming Assets (“NPAs”)
At June 30, 2017, NPAs totaled $34.1 million, an increase of $2.1 million, or 6.6%, from March 31, 2017 and an increase of $9.8 million, or 40.5%, from June 30, 2016. In addition, NPAs as a percentage of total outstanding loans increased 1 basis point from 0.49% at March 31, 2017 and increased 9 basis points from 0.41% at June 30, 2016 to 0.50% at June 30, 2017. The following table shows a summary of asset quality balances at the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Nonaccrual loans	$24,574	$22,338	$9,973	$12,677	$10,861
Foreclosed properties	6,828	6,951	7,430	7,927	10,076
Former bank premises	2,654	2,654	2,654	2,654	3,305
Total nonperforming assets	$34,056	$31,943	$20,057	$23,258	$24,242

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Beginning Balance	$22,338	$9,973	$12,677	$10,861	$13,092
Net customer payments	(1,498)	(1,068)	(1,451)	(1,645)	(2,859)
Additions	5,979	13,557	1,094	4,359	2,568
Charge-offs	(2,004)	(97)	(1,216)	(660)	(1,096)
Loans returning to accruing status	(134)	(27)	(1,039)	(23)	(396)
Transfers to OREO	(107)	—	(92)	(215)	(448)
Ending Balance	$24,574	$22,338	$9,973	$12,677	$10,861

The nonaccrual additions primarily relate to two unrelated commercial and industrial and commercial real estate-non-owner occupied credit relationships.

The following table shows the activity in other real estate owned ("OREO") for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Beginning Balance	$9,605	$10,084	$10,581	$13,381	$14,246
Additions of foreclosed property	132	—	859	246	501
Valuation adjustments	(19)	(238)	(138)	(479)	(274)
Proceeds from sales	(272)	(277)	(1,282)	(2,844)	(1,086)
Gains (losses) from sales	36	36	64	277	(6)
Ending Balance	$9,482	$9,605	$10,084	$10,581	$13,381

Past Due Loans
Past due loans still accruing interest totaled $27.4 million, or 0.40% of total loans, at June 30, 2017 compared to $26.9 million, or 0.41%, at March 31, 2017 and $25.3 million, or 0.43%, at June 30, 2016. At June 30, 2017, loans past due 90 days or more and accruing interest totaled $3.6 million, or 0.05% of total loans, compared to $2.3 million, or 0.04%, at March 31, 2017 and $3.5 million, or 0.06%, at June 30, 2016.

Net Charge-offs
For the second quarter of 2017, net charge-offs were $2.5 million, or 0.15% of total average loans on an annualized basis, compared to $788,000, or 0.05%, for the prior quarter and $1.6 million, or 0.11%, for the same quarter last year. Of the net charge-offs in the second quarter of 2017, approximately half were specifically reserved for in the prior quarter. For the six months ended June 30, 2017, net charge-offs were $3.3 million, or 0.10% of total average loans on annualized basis, compared to $3.8 million, or 0.13%, for the same period in 2016.

Provision for Loan Losses
The provision for loan losses for the second quarter of 2017 was $2.3 million, an increase of $290,000 compared to the previous quarter and consistent with the same quarter in 2016. The increase in provision for loan losses was primarily driven by higher loan balances and increases in specific reserves related to nonaccrual loans.

Allowance for Loan Losses
The allowance for loan losses (“ALL”) decreased $200,000 from March 31, 2017 to $38.2 million at June 30, 2017 primarily due to the continued decline in the historical loss rates. The ALL as a percentage of the total loan portfolio was 0.56% at June 30, 2017, 0.59% at March 31, 2017, and 0.59% at June 30, 2016.

The ratio of the ALL to nonaccrual loans was 155.5% at June 30, 2017, compared to 172.0% at March 31, 2017 and 322.9% at June 30, 2016. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income decreased $783,000, or 4.2%, to $18.1 million for the quarter ended June 30, 2017 from $18.8 million in the prior quarter, primarily driven by lower bank owned life insurance income due to proceeds from death benefits received in the first quarter of 2017, lower gains on sales of securities, and declines in insurance-related income, which is typically seasonally higher in the first quarter.

Mortgage banking income increased $768,000, or 37.9%, to $2.8 million in the second quarter of 2017 compared to $2.0 million in the first quarter of 2017, related to increased mortgage loan originations. Mortgage loan originations increased by $36.4 million, or 36.3%, in the second quarter to $136.6 million from $100.2 million in the first quarter of 2017. The majority of the increase was related to purchase-money mortgage loans, which seasonally increased by $41.5 million from the prior quarter. Of the mortgage loan originations in the second quarter of 2017, 23.4% were refinances compared with 34.3% in the prior quarter.

NONINTEREST EXPENSE

Noninterest expense increased $2.5 million, or 4.4%, to $59.9 million for the quarter ended June 30, 2017 from $57.4 million in the prior quarter. Excluding acquisition and conversion costs of $2.7 million in the second quarter of 2017, noninterest operating expense decreased $209,000 when compared to noninterest expense during the first quarter of 2017. Salaries and benefits expenses declined by $1.6 million primarily related to decreases in payroll taxes, which are typically seasonally higher in the first quarter, as well as lower group insurance costs and unemployment taxes. This decrease was partially offset by increases in marketing expenses of $539,000, professional fees of $434,000 related to higher consulting costs, and printing and postage costs of $256,000.

BALANCE SHEET

At June 30, 2017, total assets were $8.9 billion, an increase of $245.3 million from March 31, 2017 and an increase of $814.6 million from June 30, 2016. The increase in assets was mostly related to loan growth.

At June 30, 2017, loans held for investment (net of deferred fees and costs) were $6.8 billion, an increase of $217.4 million, or 13.3% (annualized), from March 31, 2017, while average loans increased $244.1 million, or 15.3% (annualized), from the prior quarter. Loans held for investment increased $830.4 million, or 14.0%, from June 30, 2016, while quarterly average loans increased $765.0 million, or 13.0%, from the prior year.

At June 30, 2017, total deposits were $6.8 billion, an increase of $150.2 million, or 9.1% (annualized), from March 31, 2017, while average deposits increased $230.5 million, or 14.4% (annualized), from the prior quarter. Total deposits grew $668.6 million, or 11.0%, from June 30, 2016, while quarterly average deposits increased $612.2 million, or 10.2%, from the prior year.

At June 30, 2017, March 31, 2017, and June 30, 2016, respectively, the Company had a common equity Tier 1 capital ratio of 9.39%, 9.55%, and 9.94%; a Tier 1 capital ratio of 10.57%, 10.77%, and 11.27%; a total capital ratio of 13.00%, 13.30%, and 11.79%; and a leverage ratio of 9.61%, 9.79%, and 10.01%.

The Company’s common equity to total assets ratios at June 30, 2017, March 31, 2017, and June 30, 2016 were 11.56%, 11.71%, and 12.21%, respectively, while its tangible common equity to tangible assets ratio was 8.32%, 8.36%, and 8.59%, respectively.

During the second quarter of 2017, the Company declared and paid cash dividends of $0.20 per common share, consistent with the prior quarter and an increase of $0.01, or 5.3%, compared the same quarter in the prior year.

* * * * * * *

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 112 banking offices and approximately 173 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

Union Bankshares Corporation will hold a conference call on Wednesday, July 19th, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908; international callers wishing to participate may do so by dialing (973) 453-3058. The conference ID number is 51128808.

NON-GAAP MEASURES
In reporting the results of the quarter ended June 30, 2017, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•
the possibility that any of the anticipated benefits of the Pending Merger with Xenith will not be realized or will not be realized within the expected time period, the businesses of the Company and Xenith may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the Pending Merger may not be fully realized or realized within the expected time frame, revenues following the Pending Merger may be lower than expected, customer and employee relationships and business operations may be disrupted by the Pending Merger, or obtaining required regulatory and shareholder approvals, or completing the Pending Merger on the expected timeframe, may be more difficult, time-consuming or costly than expected,

•	changes in interest rates,

•	general economic and financial market conditions,

•	the Company’s ability to manage its growth or implement its growth strategy,

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets,

•	levels of unemployment in the Bank’s lending area,

•	real estate values in the Bank’s lending area,

•	an insufficient allowance for loan losses,

•	the quality or composition of the loan or investment portfolios,

•	concentrations of loans secured by real estate, particularly commercial real estate,

•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk,

•	demand for loan products and financial services in the Company’s market area,

•	the Company’s ability to compete in the market for financial services,

•	technological risks and developments, and cyber attacks or events,

•	performance by the Company’s counterparties or vendors,

•	deposit flows,

•	the availability of financing and the terms thereof,

•	the level of prepayments on loans and mortgage-backed securities,

•	legislative or regulatory changes and requirements,

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and

•	accounting principles and guidelines.

More information on risk factors that could affect the Company’s forward-looking statements is available on the Company’s website, http://investors.bankatunion.com or the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the Securities and Exchange Commission (“SEC”). The information on the Company’s website is not a part of this press release. All risk factors and uncertainties described in those documents should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

ADDITIONAL INFORMATION ABOUT THE PENDING MERGER AND WHERE TO FIND IT

In connection with the Pending Merger, the Company will file with the SEC a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the shareholders of Xenith. The registration statement will include a joint proxy statement of the Company and Xenith and a prospectus of the Company. A definitive joint proxy statement/prospectus will be sent to the shareholders of the Company and Xenith seeking their approval of the Pending Merger and related matters. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of the Company and Xenith are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the Pending Merger. Free copies of these documents may be obtained as described below.

Investors and shareholders of both companies are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the Pending Merger because they will contain important information about the Company, Xenith and the Pending Merger. Investors and shareholders of both companies are urged to review carefully and consider all public filings by the Company and Xenith with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Xenith Bankshares, Inc., 901 E. Cary Street Richmond, Virginia, 23219, Attention: Thomas W. Osgood (telephone: (804) 433-2200), or by accessing the Company’s website at www.bankatunion.com under “Investor Relations” or Xenith’s website at www.xenithbank.com under “Investor Relations” under “About Us.” The information on the Company’s and Xenith’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

The Company and Xenith and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or Xenith in connection with the Pending Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 annual meeting of shareholders filed with the SEC on March 21, 2017. Information about the directors and executive officers of Xenith is set forth in Xenith’s Annual Report on Form 10-K, as amended, filed with the SEC on May 1, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Pending Merger may be obtained by reading the joint proxy statement/prospectus regarding the Pending Merger when it becomes available. Free copies of these documents may be obtained as described above.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	Three Months Ended			Six Months Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$81,221	$76,640	$72,781	$157,861	$143,530
Interest expense	12,222	10,073	7,005	22,294	14,023
Net interest income	68,999	66,567	65,776	135,567	129,507
Provision for credit losses	2,173	2,122	2,300	4,295	4,904
Net interest income after provision for credit losses	66,826	64,445	63,476	131,272	124,603
Noninterest income	18,056	18,839	17,993	36,894	33,907
Noninterest expenses	59,930	57,395	55,251	117,325	109,523
Income before income taxes	24,952	25,889	26,218	50,841	48,987
Income tax expense	6,996	6,765	6,881	13,761	12,689
Net income	$17,956	$19,124	$19,337	$37,080	$36,298

Interest earned on earning assets (FTE) (1)	$83,869	$79,180	$75,232	$163,049	$148,471
Net interest income (FTE) (1)	71,647	69,107	68,227	140,755	134,448

Net income - community bank segment	$17,405	$19,120	$18,798	$36,525	$35,705
Net income (loss) - mortgage segment	551	4	539	555	593

Key Ratios
Earnings per common share, diluted	$0.41	$0.44	$0.44	$0.85	$0.82
Return on average assets (ROA)	0.82%	0.92%	0.98%	0.87%	0.93%
Return on average equity (ROE)	7.02%	7.68%	7.88%	7.34%	7.39%
Return on average tangible common equity (ROTCE) (2)	10.15%	11.20%	11.60%	10.66%	10.86%
Efficiency ratio	68.84%	67.20%	65.96%	68.03%	67.02%
Efficiency ratio (FTE) (1)	66.81%	65.26%	64.08%	66.04%	65.06%
Net interest margin	3.49%	3.52%	3.70%	3.51%	3.69%
Net interest margin (FTE) (1)	3.62%	3.66%	3.84%	3.64%	3.83%
Yields on earning assets (FTE) (1)	4.24%	4.19%	4.23%	4.22%	4.23%
Cost of interest-bearing liabilities (FTE) (1)	0.79%	0.68%	0.51%	0.74%	0.52%
Cost of funds (FTE) (1)	0.62%	0.53%	0.39%	0.58%	0.40%
Net interest margin, core (FTE) (3)	3.54%	3.58%	3.76%	3.56%	3.76%

Operating Measures (4)
Net operating earnings	$20,314	$19,124	$19,337	$39,438	$36,298
Operating earnings per share, diluted	$0.46	$0.44	$0.44	$0.90	$0.82
Operating ROA	0.93%	0.92%	0.98%	0.92%	0.93%
Operating ROE	7.94%	7.68%	7.88%	7.81%	7.39%
Operating ROTCE	11.48%	11.20%	11.60%	11.34%	10.86%
Operating efficiency ratio (FTE)	63.75%	65.26%	64.08%	64.50%	65.06%
Community bank segment net operating earnings	$19,763	$19,120	$18,798	$38,883	$35,705
Community bank segment operating earnings per share, diluted	$0.45	$0.44	$0.43	$0.89	$0.81

Per Share Data
Earnings per common share, basic	$0.41	$0.44	$0.44	$0.85	$0.82
Earnings per common share, diluted	0.41	0.44	0.44	0.85	0.82
Cash dividends paid per common share	0.20	0.20	0.19	0.40	0.38
Market value per share	33.90	35.18	24.71	33.90	24.71
Book value per common share	23.79	23.44	22.87	23.79	22.87
Tangible book value per common share (2)	16.50	16.12	15.44	16.50	15.44
Price to earnings ratio, diluted	20.61	19.71	13.96	19.78	14.98
Price to book value per common share ratio	1.42	1.50	1.08	1.42	1.08
Price to tangible book value per common share ratio (2)	2.05	2.18	1.60	2.05	1.60
Weighted average common shares outstanding, basic	43,693,427	43,654,498	43,746,583	43,674,070	43,998,929
Weighted average common shares outstanding, diluted	43,783,952	43,725,923	43,824,183	43,755,045	44,075,706
Common shares outstanding at end of period	43,706,000	43,679,947	43,619,867	43,706,000	43,619,867

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16
Capital Ratios	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (5)	9.39%	9.55%	9.94%	9.39%	9.94%
Tier 1 capital ratio (5)	10.57%	10.77%	11.27%	10.57%	11.27%
Total capital ratio (5)	13.00%	13.30%	11.79%	13.00%	11.79%
Leverage ratio (Tier 1 capital to average assets) (5)	9.61%	9.79%	10.01%	9.61%	10.01%
Common equity to total assets	11.56%	11.71%	12.21%	11.56%	12.21%
Tangible common equity to tangible assets (2)	8.32%	8.36%	8.59%	8.32%	8.59%

Financial Condition
Assets	$8,915,187	$8,669,920	$8,100,561	$8,915,187	$8,100,561
Loans held for investment	6,771,490	6,554,046	5,941,098	6,771,490	5,941,098
Earning Assets	8,094,574	7,859,563	7,282,137	8,094,574	7,282,137
Goodwill	298,191	298,191	297,659	298,191	297,659
Amortizable intangibles, net	17,422	18,965	23,449	17,422	23,449
Deposits	6,764,434	6,614,195	6,095,826	6,764,434	6,095,826
Stockholders' equity	1,030,869	1,015,631	989,201	1,030,869	989,201
Tangible common equity (2)	715,256	698,475	668,093	715,256	668,093

Loans held for investment, net of deferred fees and costs
Construction and land development	$799,938	$770,287	$765,997	$799,938	$765,997
Commercial real estate - owner occupied	888,285	870,559	831,880	888,285	831,880
Commercial real estate - non-owner occupied	1,698,329	1,631,767	1,370,745	1,698,329	1,370,745
Multifamily real estate	367,257	353,769	337,723	367,257	337,723
Commercial & Industrial	568,602	576,567	469,054	568,602	469,054
Residential 1-4 Family	1,066,519	1,057,439	992,457	1,066,519	992,457
Auto	274,162	271,466	244,575	274,162	244,575
HELOC	535,088	527,863	519,196	535,088	519,196
Consumer and all other	573,310	494,329	409,471	573,310	409,471
Total loans held for investment	$6,771,490	$6,554,046	$5,941,098	$6,771,490	$5,941,098

Deposits
NOW accounts	$1,882,287	$1,792,531	$1,563,297	$1,882,287	$1,563,297
Money market accounts	1,559,895	1,499,585	1,366,451	1,559,895	1,366,451
Savings accounts	558,472	602,851	598,622	558,472	598,622
Time deposits of $100,000 and over	580,962	555,431	521,138	580,962	521,138
Other time deposits	681,248	672,998	653,584	681,248	653,584
Total interest-bearing deposits	$5,262,864	$5,123,396	$4,703,092	$5,262,864	$4,703,092
Demand deposits	1,501,570	1,490,799	1,392,734	1,501,570	1,392,734
Total deposits	$6,764,434	$6,614,195	$6,095,826	$6,764,434	$6,095,826

Averages
Assets	$8,747,377	$8,465,517	$7,949,576	$8,607,225	$7,857,203
Loans held for investment	6,628,011	6,383,905	5,863,007	6,506,632	5,786,502
Loans held for sale	28,331	27,359	30,698	27,848	29,001
Securities	1,229,593	1,207,768	1,202,772	1,218,741	1,194,961
Earning assets	7,934,405	7,660,937	7,153,627	7,798,427	7,061,307
Deposits	6,637,742	6,407,281	6,025,545	6,523,148	5,962,475
Certificates of deposit	1,248,818	1,211,064	1,164,561	1,230,045	1,168,267
Interest-bearing deposits	5,179,774	5,013,315	4,642,899	5,097,004	4,602,878
Borrowings	1,023,599	986,645	881,027	1,005,224	848,984
Interest-bearing liabilities	6,203,373	5,999,960	5,523,926	6,102,228	5,451,862
Stockholders' equity	1,026,148	1,010,318	987,147	1,018,277	988,281
Tangible common equity (2)	709,793	692,384	670,503	701,138	672,033

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16
Asset Quality	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance	$38,414	$37,192	$34,399	$37,192	$34,047
Add: Recoveries	827	845	660	1,672	1,488
Less: Charge-offs	3,327	1,633	2,285	4,960	5,265
Add: Provision for loan losses	2,300	2,010	2,300	4,310	4,804
Ending balance	$38,214	$38,414	$35,074	$38,214	$35,074

ALL / total outstanding loans	0.56%	0.59%	0.59%	0.56%	0.59%
Net charge-offs / total average loans	0.15%	0.05%	0.11%	0.10%	0.13%
Provision / total average loans	0.14%	0.13%	0.16%	0.13%	0.16%

Total PCI Loans	$56,167	$57,770	$67,170	$56,167	$67,170
Remaining fair value mark on purchased performing loans	15,382	16,121	19,092	15,382	19,092

Nonperforming Assets
Construction and land development	$5,659	$6,545	$1,604	$5,659	$1,604
Commercial real estate - owner occupied	1,279	1,298	1,661	1,279	1,661
Commercial real estate - non-owner occupied	4,765	2,798	—	4,765	—
Commercial & Industrial	4,281	3,245	263	4,281	263
Residential 1-4 Family	6,128	5,856	5,448	6,128	5,448
Auto	270	393	140	270	140
HELOC	2,059	1,902	1,495	2,059	1,495
Consumer and all other	133	301	250	133	250
Nonaccrual loans	$24,574	$22,338	$10,861	$24,574	$10,861
Other real estate owned	9,482	9,605	13,381	9,482	13,381
Total nonperforming assets (NPAs)	$34,056	$31,943	$24,242	$34,056	$24,242
Construction and land development	$83	$16	$116	$83	$116
Commercial real estate - owner occupied	56	93	439	56	439
Commercial real estate - non-owner occupied	298	711	723	298	723
Commercial & Industrial	55	—	117	55	117
Residential 1-4 Family	2,369	686	1,302	2,369	1,302
Auto	35	11	144	35	144
HELOC	544	680	642	544	642
Consumer and all other	185	126	50	185	50
Loans ≥ 90 days and still accruing	$3,625	$2,323	$3,533	$3,625	$3,533
Total NPAs and loans ≥ 90 days	$37,681	$34,266	$27,775	$37,681	$27,775
NPAs / total outstanding loans	0.50%	0.49%	0.41%	0.50%	0.41%
NPAs / total assets	0.38%	0.37%	0.30%	0.38%	0.30%
ALL / nonaccrual loans	155.51%	171.97%	322.94%	155.51%	322.94%
ALL / nonperforming assets	112.21%	120.26%	144.68%	112.21%	144.68%

Past Due Detail
Construction and land development	$602	$630	$402	$602	$402
Commercial real estate - owner occupied	3,148	878	912	3,148	912
Commercial real estate - non-owner occupied	1,530	1,487	267	1,530	267
Multifamily real estate	500	—	—	500	—
Commercial & Industrial	1,652	453	2,464	1,652	2,464
Residential 1-4 Family	2,477	11,615	5,476	2,477	5,476
Auto	1,562	1,534	1,282	1,562	1,282
HELOC	1,405	1,490	1,347	1,405	1,347
Consumer and all other	1,891	1,766	1,364	1,891	1,364
Loans 30-59 days past due	$14,767	$19,853	$13,514	$14,767	$13,514

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16
Past Due Detail cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$26	$376	$1,177	$26	$1,177
Commercial real estate - owner occupied	194	—	—	194	—
Commercial real estate - non-owner occupied	571	—	—	571	—
Commercial & Industrial	113	126	62	113	62
Residential 1-4 Family	5,663	2,104	5,033	5,663	5,033
Auto	240	250	377	240	377
HELOC	964	365	1,228	964	1,228
Consumer and all other	1,242	1,460	412	1,242	412
Loans 60-89 days past due	$9,013	$4,681	$8,289	$9,013	$8,289

Troubled Debt Restructurings
Performing	$14,947	$14,325	$11,885	$14,947	$11,885
Nonperforming	4,454	4,399	1,658	4,454	1,658
Total troubled debt restructurings	$19,401	$18,724	$13,543	$19,401	$13,543

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) & Core Net Interest Income (FTE)
Net interest income (GAAP)	$68,999	$66,567	$65,776	$135,567	$129,507
FTE adjustment	2,648	2,540	2,451	5,188	4,941
Net interest income (FTE) (non-GAAP) (1)	$71,647	$69,107	$68,227	$140,755	$134,448
Less: Net accretion of acquisition fair value marks	1,617	1,493	1,402	3,110	2,548
Core net interest income (FTE) (non-GAAP) (3)	$70,030	$67,614	$66,825	$137,645	$131,900
Average earning assets	7,934,405	7,660,937	7,153,627	7,798,427	7,061,307
Net interest margin	3.49%	3.52%	3.70%	3.51%	3.69%
Net interest margin (FTE)	3.62%	3.66%	3.84%	3.64%	3.83%
Core net interest margin (FTE)	3.54%	3.58%	3.76%	3.56%	3.76%

Tangible Assets
Ending assets (GAAP)	$8,915,187	$8,669,920	$8,100,561	$8,915,187	$8,100,561
Less: Ending goodwill	298,191	298,191	297,659	298,191	297,659
Less: Ending amortizable intangibles	17,422	18,965	23,449	17,422	23,449
Ending tangible assets (non-GAAP)	$8,599,574	$8,352,764	$7,779,453	$8,599,574	$7,779,453

Tangible Common Equity (2)
Ending equity (GAAP)	$1,030,869	$1,015,631	$989,201	$1,030,869	$989,201
Less: Ending goodwill	298,191	298,191	297,659	298,191	297,659
Less: Ending amortizable intangibles	17,422	18,965	23,449	17,422	23,449
Ending tangible common equity (non-GAAP)	$715,256	$698,475	$668,093	$715,256	$668,093

Average equity (GAAP)	$1,026,148	$1,010,318	$987,147	$1,018,277	$988,281
Less: Average goodwill	298,191	298,191	294,886	298,191	294,204
Less: Average amortizable intangibles	18,164	19,743	21,758	18,948	22,044
Average tangible common equity (non-GAAP)	$709,793	$692,384	$670,503	$701,138	$672,033

Operating Measures (4)
Net income (GAAP)	$17,956	$19,124	$19,337	$37,080	$36,298
Plus: Acquisition and conversion costs, net of tax	2,358	—	—	2,358	—
Net operating earnings (non-GAAP)	$20,314	$19,124	$19,337	$39,438	$36,298

Noninterest expense (GAAP)	$59,930	$57,395	$55,251	$117,325	$109,523
Less: Acquisition and conversion costs	2,744	—	—	2,744	—
Operating noninterest expense (non-GAAP)	$57,186	$57,395	$55,251	$114,581	$109,523

Net interest income (FTE) (non-GAAP) (1)	$71,647	$69,107	$68,227	$140,755	$134,448
Noninterest income (GAAP)	18,056	18,839	17,993	36,894	33,907

Efficiency ratio	68.84%	67.20%	65.96%	68.03%	67.02%
Efficiency ratio (FTE) (1)	66.81%	65.26%	64.08%	66.04%	65.06%
Operating efficiency ratio (FTE)	63.75%	65.26%	64.08%	64.50%	65.06%

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/17	3/31/17	6/30/16	6/30/17	6/30/16
Alternative Performance Measures (non-GAAP) cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Measures cont'd (4)
Community bank segment net income (GAAP)	$17,405	$19,120	$18,798	$36,525	$35,705
Plus: Acquisition and conversion costs, net of tax	2,358	—	—	2,358	—
Community bank segment net operating earnings (non-GAAP)	$19,763	$19,120	$18,798	$38,883	$35,705

Community bank segment earnings per share, diluted (GAAP)	$0.40	$0.44	$0.43	$0.84	$0.81
Community bank segment operating earnings per share, diluted (non-GAAP)	0.45	0.44	0.43	0.89	0.81

Mortgage Origination Volume
Refinance Volume	$31,958	$34,331	$47,033	$66,289	$84,337
Construction Volume	19,909	22,669	21,751	42,579	36,645
Purchase Volume	84,713	43,216	71,297	127,928	117,310
Total Mortgage loan originations	$136,580	$100,216	$140,081	$236,796	$238,292
% of originations that are refinances	23.4%	34.3%	33.6%	28.0%	35.4%

Other Data
End of period full-time employees	1,432	1,412	1,423	1,432	1,423
Number of full-service branches	112	113	120	112	120
Number of full automatic transaction machines (ATMs)	174	184	200	174	200

(1) Net interest income (FTE), which is used in computing net interest margin (FTE) and efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2) Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3) Core net interest income (FTE), which is used in computing core net interest margin (FTE), provides valuable additional insight into the net interest margin by adjusting for differences in tax treatment of interest income sources as well as the net accretion of acquisition-related fair value marks.

(4) Operating measures exclude acquisition and conversion costs unrelated to the Company’s normal operations. Such costs were only incurred during the second quarter of 2017; thus each of these operating measures is equivalent to the corresponding GAAP financial measure for the three months ended March 31, 2017 and June 30, 2016, and for the six months ended June 30, 2016. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization's operations.

(5) All ratios at June 30, 2017 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
	June 30,	December 31,	June 30,
	2017	2016	2016
ASSETS	(unaudited)		(unaudited)
Cash and cash equivalents:
Cash and due from banks	$135,759	$120,758	$128,896
Interest-bearing deposits in other banks	45,473	58,030	87,887
Federal funds sold	678	449	251
Total cash and cash equivalents	181,910	179,237	217,034
Securities available for sale, at fair value	960,537	946,764	949,663
Securities held to maturity, at carrying value	205,630	201,526	202,917
Restricted stock, at cost	69,631	60,782	62,206
Loans held for sale, at fair value	41,135	36,487	38,114
Loans held for investment, net of deferred fees and costs	6,771,490	6,307,060	5,941,098
Less allowance for loan losses	38,214	37,192	35,074
Net loans held for investment	6,733,276	6,269,868	5,906,024
Premises and equipment, net	121,842	122,027	124,032
Other real estate owned, net of valuation allowance	9,482	10,084	13,381
Goodwill	298,191	298,191	297,659
Amortizable intangibles, net	17,422	20,602	23,449
Bank owned life insurance	180,110	179,318	176,413
Other assets	96,021	101,907	89,669
Total assets	$8,915,187	$8,426,793	$8,100,561
LIABILITIES
Noninterest-bearing demand deposits	$1,501,570	$1,393,625	$1,392,734
Interest-bearing deposits	5,262,864	4,985,864	4,703,092
Total deposits	6,764,434	6,379,489	6,095,826
Securities sold under agreements to repurchase	34,543	59,281	121,262
Other short-term borrowings	602,000	517,500	557,000
Long-term borrowings	434,260	413,308	274,547
Other liabilities	49,081	56,183	62,725
Total liabilities	7,884,318	7,425,761	7,111,360
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 43,706,000 shares, 43,609,317 shares, and 43,619,867 shares, respectively.	57,643	57,506	57,537
Additional paid-in capital	607,666	605,397	605,018
Retained earnings	361,552	341,938	317,747
Accumulated other comprehensive income	4,008	(3,809)	8,899
Total stockholders' equity	1,030,869	1,001,032	989,201
Total liabilities and stockholders' equity	$8,915,187	$8,426,793	$8,100,561

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Interest and dividend income:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and fees on loans	$72,612	$68,084	$64,747	$140,696	$127,694
Interest on deposits in other banks	115	71	65	186	112
Interest and dividends on securities:
Taxable	4,982	4,923	4,510	9,905	8,826
Nontaxable	3,512	3,562	3,459	7,074	6,898
Total interest and dividend income	81,221	76,640	72,781	157,861	143,530
Interest expense:
Interest on deposits	6,100	5,077	4,197	11,176	8,393
Interest on short-term borrowings	1,400	950	710	2,350	1,332
Interest on long-term borrowings	4,722	4,046	2,098	8,768	4,298
Total interest expense	12,222	10,073	7,005	22,294	14,023
Net interest income	68,999	66,567	65,776	135,567	129,507
Provision for credit losses	2,173	2,122	2,300	4,295	4,904
Net interest income after provision for credit losses	66,826	64,445	63,476	131,272	124,603
Noninterest income:
Service charges on deposit accounts	4,963	4,829	4,754	9,792	9,488
Other service charges and fees	4,637	4,408	4,418	9,045	8,574
Fiduciary and asset management fees	2,725	2,794	2,333	5,519	4,471
Mortgage banking income, net	2,793	2,025	2,972	4,818	5,117
Gains on securities transactions, net	117	481	3	598	146
Bank owned life insurance income	1,335	2,125	1,361	3,460	2,734
Loan-related interest rate swap fees	1,031	1,180	1,091	2,211	1,753
Other operating income	455	997	1,061	1,451	1,624
Total noninterest income	18,056	18,839	17,993	36,894	33,907
Noninterest expenses:
Salaries and benefits	30,561	32,168	28,519	62,730	56,567
Occupancy expenses	4,718	4,903	4,809	9,621	9,785
Furniture and equipment expenses	2,720	2,603	2,595	5,323	5,232
Printing, postage, and supplies	1,406	1,150	1,280	2,556	2,419
Communications expense	872	910	927	1,782	2,016
Technology and data processing	3,927	3,900	3,608	7,827	7,422
Professional services	2,092	1,658	2,548	3,750	4,537
Marketing and advertising expense	2,279	1,740	1,924	4,019	3,863
FDIC assessment premiums and other insurance	947	706	1,379	1,652	2,741
Other taxes	2,022	2,022	1,607	4,043	3,225
Loan-related expenses	1,281	1,329	1,229	2,610	2,107
OREO and credit-related expenses	342	541	894	884	1,463
Amortization of intangible assets	1,544	1,637	1,745	3,180	3,625
Training and other personnel costs	1,043	969	905	2,012	1,649
Acquisition and conversion costs	2,744	—	—	2,744	—
Other expenses	1,432	1,159	1,282	2,592	2,872
Total noninterest expenses	59,930	57,395	55,251	117,325	109,523
Income before income taxes	24,952	25,889	26,218	50,841	48,987
Income tax expense	6,996	6,765	6,881	13,761	12,689
Net income	$17,956	$19,124	$19,337	$37,080	$36,298
Basic earnings per common share	$0.41	$0.44	$0.44	$0.85	$0.82
Diluted earnings per common share	$0.41	$0.44	$0.44	$0.85	$0.82

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Dollars in thousands)
	Community Bank	Mortgage	Eliminations	Consolidated
Three Months Ended June 30, 2017 (unaudited)
Net interest income	$68,580	$419	$—	$68,999
Provision for credit losses	2,184	(11)	—	2,173
Net interest income after provision for credit losses	66,396	430	—	66,826
Noninterest income	15,203	2,993	(140)	18,056
Noninterest expenses	57,496	2,574	(140)	59,930
Income before income taxes	24,103	849	—	24,952
Income tax expense	6,698	298	—	6,996
Net income	17,405	551	—	17,956
Plus: Acquisition and conversion costs, net of tax	2,358	—	—	2,358
Net operating earnings (non-GAAP)	$19,763	$551	$—	$20,314
Total assets	$8,904,819	$105,429	$(95,061)	$8,915,187

Three Months Ended March 31, 2017 (unaudited)
Net interest income	$66,234	$333	$—	$66,567
Provision for credit losses	2,104	18	—	2,122
Net interest income after provision for credit losses	64,130	315	—	64,445
Noninterest income	16,757	2,223	(141)	18,839
Noninterest expenses	55,014	2,522	(141)	57,395
Income before income taxes	25,873	16	—	25,889
Income tax expense	6,753	12	—	6,765
Net income	$19,120	$4	$—	$19,124
Total assets	$8,660,987	$76,818	$(67,885)	$8,669,920

Three Months Ended June 30, 2016 (unaudited)
Net interest income	$65,478	$298	$—	$65,776
Provision for credit losses	2,260	40	—	2,300
Net interest income after provision for credit losses	63,218	258	—	63,476
Noninterest income	14,940	3,207	(154)	17,993
Noninterest expenses	52,766	2,639	(154)	55,251
Income before income taxes	25,392	826	—	26,218
Income tax expense	6,594	287	—	6,881
Net income	$18,798	$539	$—	$19,337
Total assets	$8,094,176	$75,802	$(69,417)	$8,100,561

Six Months Ended June 30, 2017 (unaudited)
Net interest income	$134,816	$751	$—	$135,567
Provision for credit losses	4,288	7	—	4,295
Net interest income after provision for credit losses	130,528	744	—	131,272
Noninterest income	31,959	5,216	(281)	36,894
Noninterest expenses	112,510	5,096	(281)	117,325
Income before income taxes	49,977	864	—	50,841
Income tax expense	13,452	309	—	13,761
Net income	36,525	555	—	37,080
Plus: Acquisition and conversion costs, net of tax	2,358	—	—	2,358
Net operating earnings (non-GAAP)	$38,883	$555	$—	$39,438
Total assets	$8,904,819	$105,429	$(95,061)	$8,915,187

Six Months Ended June 30, 2016 (unaudited)
Net interest income	$128,903	$604	$—	$129,507
Provision for credit losses	4,760	144	—	4,904
Net interest income after provision for credit losses	124,143	460	—	124,603
Noninterest income	28,548	5,684	(325)	33,907
Noninterest expenses	104,610	5,238	(325)	109,523
Income before income taxes	48,081	906	—	48,987
Income tax expense	12,376	313	—	12,689
Net income	$35,705	$593	$—	$36,298
Total assets	$8,094,176	$75,802	$(69,417)	$8,100,561

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	June 30, 2017			March 31, 2017
	Average Balance	Interest Income / Expense	Yield / Rate (1)	Average Balance	Interest Income / Expense	Yield / Rate (1)
Assets:	(unaudited)			(unaudited)
Securities:
Taxable	$768,648	$4,982	2.60%	$746,359	$4,923	2.68%
Tax-exempt	460,945	5,403	4.70%	461,409	5,480	4.82%
Total securities	1,229,593	10,385	3.39%	1,207,768	10,403	3.49%
Loans, net (2) (3)	6,628,011	73,073	4.42%	6,383,905	68,503	4.35%
Other earning assets	76,801	411	2.15%	69,264	274	1.60%
Total earning assets	7,934,405	$83,869	4.24%	7,660,937	$79,180	4.19%
Allowance for loan losses	(38,577)			(37,898)
Total non-earning assets	851,549			842,478
Total assets	$8,747,377			$8,465,517

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$3,367,008	$2,729	0.33%	$3,205,692	$1,969	0.25%
Regular savings	563,948	152	0.11%	596,559	191	0.13%
Time deposits	1,248,818	3,219	1.03%	1,211,064	2,917	0.98%
Total interest-bearing deposits	5,179,774	6,100	0.47%	5,013,315	5,077	0.41%
Other borrowings (4)	1,023,599	6,122	2.40%	986,645	4,996	2.05%
Total interest-bearing liabilities	6,203,373	12,222	0.79%	5,999,960	10,073	0.68%

Noninterest-bearing liabilities:
Demand deposits	1,457,968			1,393,966
Other liabilities	59,888			61,273
Total liabilities	7,721,229			7,455,199
Stockholders' equity	1,026,148			1,010,318
Total liabilities and stockholders' equity	$8,747,377			$8,465,517

Net interest income		$71,647			$69,107

Interest rate spread (5)			3.45%			3.51%
Cost of funds			0.62%			0.53%
Net interest margin (6)			3.62%			3.66%

(1) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.
(2) Nonaccrual loans are included in average loans outstanding.
(3) Interest income on loans includes $1.6 million and $1.4 million for the three months ended June 30, 2017 and March 31, 2017, respectively, in accretion of the fair market value adjustments related to acquisitions.

(4) Interest expense on borrowings includes $47,000 and $48,000 for the three months ended June 30, 2017 and March 31, 2017, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%.
(6) Core net interest margin excludes purchase accounting adjustments and was 3.54% and 3.58% for the three months ended June 30, 2017 and March 31, 2017, respectively.